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                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

                                                         Country, State
                                                         or Province
                                                         of Incorporation
                                                         ----------------
Metallurg International Resources, LLC                   Delaware
Shieldalloy Metallurgical Corporation                    Delaware
Metallurg Services, Inc.                                 New York
MIR (China), Inc. (dormant)                              Delaware
Metallurg (Canada) Limited                               Quebec, Canada
Metallurg Holdings Corporation                           New York
   Metallurg Europe Limited                              England
      London & Scandinavian Metallurgical Co Limited     England
         S. A. Vickers Limited (dormant)                 England
         H. M. I. Limited (dormant)                      England
         Metal Alloys (South Wales) Limited (dormant)    England
         Metalloys Limited (dormant)                     England
         The Aluminium Powder Company Limited            England
            Alpoco Developments Limited (dormant)        England
            Benda-Lutz-Alpoco Sp.zo.o.                   Poland
         M & A Powders Limited (dormant)                 England
         Hydelko AS                                      Norway
      Companhia Industrial Fluminense                    Brazil
   Metallurg (Far East) Limited                          Japan
   Metallurg Mexico S. A. de C. V.                       Mexico
   Metallurg Servicios S de RL de CV                     Mexico
   Caribbean Metals & Alloys Limited (dormant)           Jersey, CI
   Brandau y Cia S. A. (dormant)                         Spain
   Aleaciones Metalurgicas Venezolanas C. A. (dormant)   Venezuela

Notes
Dormant subsidiaries have no operations.

As at June 16, 2004